SCHEDULE 14A
                                 (Rule 14b-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Gaston Federal Bancorp, Inc.
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                 (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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     Fee paid previously with preliminary materials.

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     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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
                          Gaston Federal Bancorp, Inc.
                              245 West Main Avenue
                                  P.O. Box 2249
                       Gastonia, North Carolina 28053-2249
                                 (704) 868-5200

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On February 15, 2001

           Notice is hereby given that the Annual Meeting of Stockholders ("Annual Meeting") of Gaston Federal Bancorp, Inc. (the "Company") will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on February 15, 2001, at 10:30 a.m., Eastern Standard Time.

           A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

           The Annual Meeting is for the purpose of considering and acting upon:

           1.        Election of two Directors to the Board of Directors;
           2. The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as auditors for the Company for the fiscal year ending December 31, 2001; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

           Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 29, 2000, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

           EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                           By Order of the Board of Directors



                                           /s/ Paul L. Teem, Jr.
Gastonia, North Carolina                   Paul L. Teem, Jr.
January 12, 2001                           Secretary


 ------------------------------------------------------------------------------
  IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
     FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
 ------------------------------------------------------------------------------

                                 PROXY STATEMENT

                          Gaston Federal Bancorp, Inc.
                              245 West Main Avenue
                                  P.O. Box 2249
                       Gastonia, North Carolina 28053-2249
                                 (704) 868-5200


                         ANNUAL MEETING OF STOCKHOLDERS
                                February 15, 2001

           This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Gaston Federal Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on February 15, 2001, at 10:30 a.m., Eastern Standard Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 12, 2001.

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                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

           Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

           Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address shown above. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

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                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

           Holders of record of the Company's common stock, par value $1.00 per share (the "Common Stock") as of the close of business on December 29, 2000 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 4,218,934 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast, without regard to either broker non- votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. The affirmative vote of holders of a majority of the total votes present at the Annual Meeting in person or by proxy is required for approval and ratification of Cherry, Bekaert & Holland, L.L.P., as the Company's auditors for the fiscal year ending December 31, 2001. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present, but will not affect the vote on Proposal II.

           Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such beneficial ownership. The following table sets forth, as of December 29, 2000, the shares of Common Stock beneficially owned by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock.

                                               Amount of Shares
                                               Owned and Nature              Percent of Shares
        Name and Address of                     of Beneficial                of Common Stock
        Beneficial Owners(1)                    Ownership(2)                   Outstanding
        --------------------                    ------------                   -----------
Gaston Federal Holdings, MHC                    2,436,645                       57.75%
245 West Main Avenue
P.O. Box 2249
Gastonia, North Carolina 28053-2249

Gaston Federal Holdings, MHC                    2,728,818                       64.68%
  and all Directors and Executive Officers
  as a Group (11 persons)

----------
(1) The business address of all named persons is 245 West Main Avenue, P.O. Box 2249, Gastonia, North Carolina 28053-2249. Certain of the Company's executive officers and directors are also executive officers and directors of Gaston Federal Holdings, MHC (the "Mutual Holding Company").
(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

--------------------------------------------------------------------------------
                       PROPOSAL I--ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

           The Company's Board of Directors is currently composed of eight members. The Company's bylaws have been amended to reduce the number of Directors to seven effective February 15, 2001. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Two Directors will be elected at the Annual Meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated to serve as Directors, Eugene R. Matthews, II, and Kim S. Price.

           The table below sets forth certain information, as of December 29, 2000, regarding members of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

                                                                                                           Shares
                                Position(s) Held With                      Director        Current      Beneficially    Percent of
           Name                      the Company              Age          Since(1)     Term Expires       Owned          Class
--------------------------   -------------------------   -------------  -------------   ------------ ---------------   -------------

                                                               NOMINEES

Eugene R. Matthews, II                Director                44             1998           2001         22,807 (2)          *
Kim S. Price                 President, Chief Executive       45             1997           2001         32,734 (3)          *
                                Officer and Director

                                                          OTHER BOARD MEMBERS

Martha B. Beal                        Director                69             1993           2002         38,752 (2)          *
James J. Fuller                       Director                57             1972           2002         17,872 (2)          *
Charles D. Massey                     Director                63             1971           2002         29,000 (2)          *
Senator David W. Hoyle                Chairman                61             1975           2003         53,836 (2)        1.28%
Ben R. Rudisill, II                 Vice Chairman             57             1977           2003         30,905 (2)          *
William H. Keith                      Director                72             1991           2001         18,000 (2)          *

                                               EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gary F. Hoskins              Senior Vice President,           37              N/A           N/A          16,336 (4)          *
                               Treasurer, and Chief
                               Financial Officer
Paul L. Teem, Jr.            Executive Vice President,        52              N/A           N/A          30,124 (5)          *
                             Secretary, and Chief
                               Administrative Officer
Michael R. Maguire            Senior Vice President and       43              N/A           N/A           2,163 (6)          *
                                Chief Credit Officer

--------------------------------
*  Less than 1%
(1) Reflects initial appointment to the Board of Directors of Gaston Federal Bank or its predecessors.
(2) Includes 7,000 shares underlying options awarded pursuant to the Bank's 1999 Stock Option Plan (the "Stock Option Plan"), which have or will be vested within 60 days of December 29, 2000.
(3) Includes 13,080 shares underlying options awarded pursuant to the Stock Option Plan, which have or will be vested within 60 days of December 29, 2000.
(4) Includes 4,570 shares underlying options awarded pursuant to the Stock Option Plan, which have or will be vested within 60 days of December 29, 2000.
(5) Includes 6,083 shares underlying options awarded pursuant to the Stock Option Plan, which have or will be vested within 60 days of December 29, 2000.
(6) Includes 2,000 shares underlying options awarded pursuant to the Stock Option Plan, which have or will be vested within 60 days of December 29, 2000.

Directors

           The business experience for the past five years for each of the Company's directors and executive officers is as follows:

           Martha B. Beal was the Vice President, Secretary, Treasurer, and Financial Officer of Chelsea House, Inc., a manufacturer of decorative arts, accessories, and furniture, from 1973 until her retirement in 1998.

           James J. Fuller is the President of Mount Holly Furniture Company, Inc., and has served in that position since 1972.

           Charles D. Massey is the Managing Partner of Massey Properties, a real estate investment firm, and has served in that position since 1975. From 1957 to 2000, Mr. Massey also served in various positions with The Massey Company, Inc., a wholesale industrial distributor, from which he retired in December 2000 as Director of Information Services.

           Senator David W. Hoyle is a North Carolina State Senator and has served in that position since 1993. Prior to that, Senator Hoyle was a self-employed real estate developer and investor.

           Ben R. Rudisill, II is the President of Rudisill Enterprises, Inc., a wholesale beverage distributor, and has served in that position since 1976.

           William H. Keith is retired and was a Senior Vice President and Area Executive for First Union National Bank of North Carolina from 1959 to 1988.

           Eugene R. Matthews, II is the Vice President and Regional Director of Stores of Belk, Inc., a department store chain, and has served in that position since 1998. From 1980 to 1998, Mr. Matthews served as Senior Vice President of Matthews-Belk Co., Inc., a department store chain.

            Kim S. Price is the President and Chief Executive Officer of the Bank and has served in that position since August 1997. From 1991 to 1997, Mr. Price served as Vice President for Loan Production for First National Bank of Shelby.

           Gary F. Hoskins has served as Senior Vice President, Treasurer, and Chief Financial Officer of the Bank since August 1997. Prior to that Mr. Hoskins served as a Senior Vice President, Secretary, Treasurer, and Chief Financial Officer of Cherryville Federal Savings and Loan Association from 1995 to 1997. From 1986 to 1995, Mr. Hoskins served as a Thrift Examiner for the Office of Thrift Supervision.

           Paul L. Teem, Jr. has served as Executive Vice President and Secretary of the Bank since 1983, and Chief Administrative Officer since November 2000.

           Michael R. Maguire has served as Senior Vice President and Chief Credit Officer of the Bank since May 1999. Prior to that Mr. Maguire served as a Vice President and in various executive capacities in the commercial banking functions of First Union National Bank of North Carolina from 1984 to May 1999.

Meetings and Committees of the Board of Directors

           General. The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Executive and Audit Committees. The full Board of Directors acts as Nominating Committee for the Company. During the fiscal year ended September 30, 2000, the Board of Directors of the Company met at four regular meetings. No member of the Board or any committee thereof attended less than 75% of said meetings.

           Executive Committee. The Executive Committee consists of Directors Hoyle (who serves as Chairman), Rudisill, Keith, Matthews, and Price. The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Company, subject at all times to the direction of the Board of Directors. The Executive Committee met 14 times during the fiscal year ended September 30, 2000.

           Audit Committee and Audit Committee Report. Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee examines and approves the audit report prepared by the independent auditors of the Bank, reviews and recommends the independent auditors to be engaged by the Company, reviews the internal accounting controls of the Company, and reviews and approves internal audit policies and procedures. The Company's Board of Directors has adopted a written charter for the Audit Committee, which is attached as an appendix to this proxy statement. The Audit Committee met twice during the fiscal year ended September 30, 2000.

           The Audit Committee has issued a report which states as follows:

           o We have reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended September 30, 2000;

           o We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No 61; and

           o We have received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and have discussed with the independent accountants their independence.

           o Based on the review and discussions referred to above, we recommend to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

           This report has been provided by the Audit Committee, which consists of Directors Massey (who serves as Chairman), Rudisill, Beal, and Keith.

Employment Agreement

           The Bank has entered into an employment agreement with its President and Chief Executive Officer, Kim S. Price, which provides for a term of 36 months. On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. At October 1, 2000, the Base Salary for Mr. Price was $139,368. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank upon (i) failure to re-elect the executive to his current offices,
(ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank, or (iv) a breach of the agreement by the Bank, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the annual rate of Base Salary (which includes any salary deferred at the election of Mr. Price) at the time of termination, plus the highest annual cash bonus paid to him during the prior three years. The Bank would also continue the executive's life, health, dental and disability coverage for the remaining unexpired term of the agreement. In the event the payments to the executive would include an "excess parachute payment" as defined by Internal Revenue Code of 1986, as amended,
Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

           The executive's employment may be terminated upon his attainment of normal retirement age (i.e., age 65) or in accordance with any retirement policy established by the Bank (with Mr. Price's consent with respect to him). Upon Mr. Price's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay the executive his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year.

           The employment agreement provides that, following termination of employment, the executive will not compete with the Bank for a period of one year, provided, however, that in the event of a termination in connection with a change in control within the meaning of Home Owners' Loan Act, as amended, and the rules and regulations thereunder, the noncompete provisions will not apply.

Compensation of Directors

           Fees. During the fiscal year ended September 30, 2000, nonemployee Directors of the Bank received a retainer fee of $12,000 ($15,600 for the Chairman), plus a fee of $300 per Board meeting attended, $400 per meeting for attendance at Executive Committee meetings and $300 per meeting for all other committee meetings.

           Deferred Compensation and Income Continuation Agreement. In May 1986 the Bank entered into nonqualified deferred compensation agreements ("DCA") for the benefit of certain Directors at that time, including Directors Hoyle, Rudisill, Fuller, and Massey. The DCAs provide each director with the opportunity to defer up to $20,000 of their usual compensation into the DCA. In the event of a director's termination of employment, amounts credited to his account under the DCA will be paid to him in 120 equal monthly installments beginning not later than the sixth month following the end of the Bank's year in which the director reaches age 70. In the event of death, amounts under the DCA will be paid to the director's designated beneficiaries. The DCA is an unfunded plan for tax purposes and for purposes of ERISA. All obligations arising under the DCA are payable from the general assets of the Bank. The Bank paid $30,012 during the fiscal year ended September 30, 2000 pursuant to the DCA.

           Supplemental Executive Retirement Plan. In February 1992 the Bank entered into nonqualified supplemental retirement agreements ("SRA") for certain Directors at that time, including Directors Keith, Massey, Hoyle, Fuller, and Rudisill. The Bank intends to enter into SRAs for Directors Beal, Matthews, and Price. The SRAs provide for an annual benefit that ranges from $1,275 to $15,600. Monthly benefits are provided for designated beneficiaries of directors who die before or after age 70. Amounts not paid to the director, beneficiaries or spouse are paid to the estate of the director in a lump sum. Benefits under the SRA are forfeited if the director's service is terminated for cause. The SRA is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SRA are payable from the general assets of the Bank. During the fiscal year ended September 30, 2000, Mr. Keith received payments of $1,275 under the SRA, and the Bank paid a total of $34,364 pursuant to the SRA.

           Stock Benefit Plans. During the fiscal year ended September 30, 1999, the Bank adopted, and the Company's stockholders approved, the Gaston Federal Bank 1999 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 7,000 shares were granted to all non-employee directors at that time, including Directors Hoyle, Rudisill, Keith, Beal, Fuller, and Massey, at an exercise price of $12.00 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of a Limited Rights will be in cash, or in the event of a change in control in which pooling accounting treatment is a condition to the transaction, for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

Executive Compensation

           The following table sets forth for the year ended September 30, 2000, certain information as to the total remuneration paid to the Chief Executive Officer of the Company. No other executive officer earned over $100,000 in salary and bonuses during fiscal 2000.

                                      Annual Compensation                            Long-Term Compensation
                             ----------------------------------   ------------------------------------------------------------------
                                                                           Awards                          Payouts
                                                                  ------------------------  ----------------------------------------
                                                                      Other
                               Year                                  Annual    Restricted   Options/                      All Other
         Name and              Ended                              Compensation Stock           SARS         LTIP      Compensation
    Principal Position         9/30       Salary(1)    Bonus(2)        (3)       Awards         (#)        Payouts           (4)
--------------------------   ------   -------------   ---------   -----------  -----------  ----------   ----------   --------------
Kim S. Price                  2000   $     130,008  $    25,000       --           --             --            --     $  13,321
President, Chief Executive    1999   $     120,000  $    25,000       --      $120,000 (5)    32,699 (6)        --     $   7,581
   Officer and Director       1998   $     107,664  $    25,000       --           --             --            --     $   1,786

----------
(1) Includes compensation deferred at the election of executives pursuant to the 401(k) Plan of the Bank.
(2) Includes bonuses deferred at the election of executives pursuant to the 401(k) Plan of the Bank.
(3) The Bank provides certain members of senior management with certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer. The value of such benefits is not included in this table.
(4) Includes employer contributions to the Bank's 401(k) Plan and Employee Stock Ownership Plan on behalf of Mr. Price.
(5) Includes 10,000 shares of Common Stock awarded pursuant to the Recognition Plan, which shares vested on April 19, 1999. The value is based on the last sale price of the Common Stock on the day prior to the award.
(6) Includes options awarded pursuant to the Stock Option Plan, which options vest in five equal annual installments commencing on April 19, 1999. The award included an equal number of Reload Options, Limited Rights and Dividend Equivalent Rights, the terms of which are described in "--Compensation of Directors--Stock Benefit Plans" and "Stock Option Plan."

Defined Benefit Pension Plan

           The Bank maintained the Financial Institutions Retirement Fund, which is a qualified, tax-exempt defined benefit plan ("Retirement Plan"). All employees age 20 or older who worked at the Bank for a period of five months prior to July 1, 2000, are eligible for membership in the Plan for vesting purposes; however, only employees that have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank annually contributed an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

           The regular form of all retirement benefits (normal, early or disability) is guaranteed for the life of the retiree, but not less than 120 monthly installments. An optional form of benefit may be selected. These optional forms include various annuity forms as well as a lump sum payment after age 55. Benefits payable upon death may be made in a lump sum, installments over 10 years, or a lifetime annuity. For a married participant, the normal form of benefit is a joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime.

           The normal retirement benefit payable at age 65 with 25 years of service is an amount equal to 45% of a participant's average compensation based on the average of the five years providing the highest average. A reduced benefit is payable upon retirement at age 65 with less than 25 years of service and at or after completion of five years of service.

           The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2000, expressed in the form of a single life annuity for the average salary and benefit service classifications specified below.

        Highest Five-Year                                 Years of Service and Benefit Payable at Retirement(1)
             Average                    -------------------------------------------------------------------------------------------
          Compensation                      15              20              25              30              35               40
          ------------                  ----------      ----------      ----------      ----------       ---------       ----------
             $50,000                     $ 13,500        $ 18,000        $ 22,500        $ 22,500        $ 22,500         $22,500
             $75,000                     $ 20,300        $ 27,000        $ 33,800        $ 33,800        $ 33,800         $33,800
            $100,000                     $ 27,000        $ 36,000        $ 45,000        $ 45,000        $ 45,000         $45,000
            $125,000                     $ 33,800        $ 45,000        $ 56,300        $ 56,300        $ 56,300         $56,300
            $150,000                     $ 40,500        $ 54,000        $ 67,500        $ 67,500        $ 67,500         $67,500

----------
(1) No additional credit is received for years of service in excess of 25, however, increases in compensation after 25 years will generally cause an increase in benefits.

           Effective July 1, 2000, the Bank withdrew from the Financial Institutions Retirement Fund and does not intend to replace the Retirement Plan. As of the withdrawal date, all benefit accruals under the Retirement Plan ceased. In addition, participants will no longer be entitled to any active service death benefits or disability benefits which may have been provided under the Retirement Plan. Pursuant to the terms of the Retirement Plan, all employees employed on the withdrawal date became 100% vested retirees of the Retirement Plan on that date. As of July 1, 2000, Mr. Price had two years and 11 months of credited service (i.e., benefit service), under the Retirement Plan.

Stock Option Plan

           The Board of Directors of the Company has established a stock option plan which provides discretionary awards to its officers and key employees. The grant of awards to employees under the stock option plan was determined by the Board of Directors. No options were granted during the fiscal year ended September 30, 2000 to the Named Executive Officer. Set forth below is certain information concerning options outstanding to the Named Executive Officer at September 30, 2000, and the options exercised by the Named Executive Officer during 2000.

                                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                        FISCAL YEAR-END OPTION VALUES
===================================================================================================================================
                                                                          Number of Unexercised          Value of Unexercised In-
                                                                               Options at                  The-Money Options at
                                                                                Year-End                       Year-End (1)
                                                                     --------------------------------------------------------------
                                Shares Acquired          Value          Exercisable/Unexercisable        Exercisable/Unexercisable
             Name                Upon Exercise          Realized                   (#)                              ($)
------------------------------- ------------------  ---------------  -------------------------------  -----------------------------
Kim S. Price...................       --                  $--                13,080 / 19,619                     $-- / $--
=============================== ==================  ===============  ===============================  =============================

----------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on September 29, 2000, at which date the last trade price of the Common Stock as quoted on the Nasdaq National Market was $10.72.

Ownership Reports by Officers and Directors

           The Common Stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-KSB of the failure of
                                        8
an officer, director, or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. All of the Company's officers and directors filed these reports on a timely basis.

Transactions With Certain Related Persons

           Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, the Bank has extended loans to Directors Hoyle, Keith, Matthews, and Price.

           Set forth below is certain information as to loans made by the Bank to certain of its directors and executive officers, or their affiliates, whose aggregate indebtedness to the Bank exceeded $60,000 at any time since October 1, 1999. Unless otherwise indicated, all of the loans are secured loans and all loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.

                                                                                                                         Interest
                                                                                          Highest                          Rate
                                                                           Original       Balance      Balance on           on
                                                              Date           Loan       During 2000     September       September
    Name of Individual                 Loan Type           Originated       Amount      Fiscal Year     30, 2000         30, 2000
    -------------------                ---------           ----------       ------      -----------     --------         --------
Senator David W. Hoyle       Residential (refinance)          2/98         $191,200       $175,384      $164,455          5.75%
                             Residential (second home)        5/98         $500,000       $466,316      $438,332          6.00%
                             Home equity line of credit      12/96         $100,000       $ 87,043      $ 75,363        Prime + 1%
William H. Keith             Residential                      3/96         $ 75,000       $ 54,397      $ 47,423          5.875%
                             Home equity line of credit      11/97         $ 50,000       $ 14,101       $ 8,064       Prime + .5%
Eugene R. Matthews, II       Residential                      3/94         $148,000       $134,254      $127,822          5.75%
B. Frank Matthews, II(1)     Residential                      1/98         $232,000       $216,603      $203,966          5.875%
                             Residential                      4/98         $134,400       $124,699      $116,962          5.875%
Kim S. Price                 Residential                      5/98         $375,000       $299,694      $295,212          5.875%

----------
(1) Borrower is a former Director of the Bank and the father of Director Eugene R. Matthews, II.

           Other than as described above, all loans the principal balances of which exceeded $60,000 at any time during the fiscal year ended September 30, 2000, made by the Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

--------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

           The Board of Directors of the Company has approved the engagement of Cherry, Bekaert & Holland, L.L.P., to be the Company's auditors for the 2001 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Cherry, Bekaert & Holland, L.L.P., for the Company's fiscal year ending December 31, 2001. A representative of Cherry, Bekaert & Holland, L.L.P., is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

           In order to ratify the selection of Cherry, Bekaert & Holland, L.L.P., as the auditors for the 2001 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Cherry, Bekaert & Holland, L.L.P., as auditors for the 2001 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

           In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 245 West Main Avenue, P.O. Box 2249, Gastonia, North Carolina 28053-2249, no later than December 14, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

           Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than five days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

           The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

           The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

           A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO PAUL L. TEEM, JR., EXECUTIVE VICE PRESIDENT, SECRETARY, AND CHIEF ADMINISTRATIVE OFFICER, 245 WEST MAIN AVENUE, P.O. BOX 2249, GASTONIA, NORTH CAROLINA 28053-2249, OR CALL (704) 868-5200.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Paul L. Teem, Jr.
                                             Paul L. Teem, Jr.
Gastonia, North Carolina                     Secretary
January 12, 2001

                                    APPENDIX

                          GASTON FEDERAL BANCORP, INC.
                             AUDIT COMMITTEE CHARTER


Organization

           The Bylaws of Gaston Federal Bancorp, Inc. and Gaston Federal Bank (hereinafter, collectively, the Bank) provide that there shall be a committee of the Boards of Directors to be known as the Audit Committee. The Audit Committee shall be composed of Directors who are independent of the management of the Bank and are free of any relationship that, in the opinion of the Boards of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

           The Audit Committee shall provide assistance to the Bank's Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to the Bank's accounting, reporting practices and the quality and integrity of the financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors, the internal auditor and the financial management of the Bank.

Responsibilities

           In carrying out these responsibilities, the Audit Committee will:

         o Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Bank and its subsidiaries, and approve the fees to be paid to the independent auditors.

         o Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

         o At the conclusion of the independent audit, meet with the financial management of the Bank and the independent auditors to review the audit.

         o Review with the independent auditors, the Bank's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Bank, and solicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

         o Review the internal audit function of the Bank including the independence and authority of its reporting obligations.

         o Receive, prior to each meeting, a summary of findings from completed internal audits.

         o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting procedures should be reviewed.

         o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluations of the Bank's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.


         o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Boards of Directors.


         o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel and/or auditors for this purpose if, in its judgment, that is appropriate.

REVOCABLE PROXY
GASTON FEDERAL BANCORP, INC.

PLEASE MARK VOTES
AS IN THIS EXAMPLE

Annual Meeting of Stockholders
February 15, 2001

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on February 15, 2001, at 10:30 a.m. Eastern Standard Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above

Co-holder (if any) sign above

1. The election as Directors of all nominees listed below each to serve for a three-year term:
Eugene R. Matthews, II              Kim S. Price

                  With-    For All
         For      hold     Except

         2. The ratification of Cherry, Bekaert & Holland, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 2001.

         For      Against  Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF

THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Detach above card, sign, date and mail in postage paid envelope provided.

GASTON FEDERAL BANCORP, INC.

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated January 12, 2001, and audited financial statements.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY